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                                                                    EXHIBIT 3.2

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF
                        GEOTEL COMMUNICATIONS CORPORATION


       GEOTEL COMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

                The Corporation was originally incorporated under the name of "GEOTEL COMMUNICATIONS CORPORATION" and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 4, 1993. The Corporation filed Certificates of Amendment to its original Certificate of Incorporation on September 29, 1993, December 3, 1993, February 10, 1994, July 28, 1994, March 23, 1995,
       June 1, 1995, August 9, 1995, January 23, 1996 , September , 1996 and September , 1996.

                The Board of Directors of the Corporation, at a special meeting held on September , 1996, duly adopted resolutions setting forth the Restated Certificate of Incorporation herein contained, declaring its advisability and directing that such Restated Certificate of Incorporation be submitted to the holders of the issued and outstanding Common Stock, $.01 par value, for approval in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and the Corporation's Certificate of Incorporation, as previously amended. The Restated Certificate of Incorporation was duly adopted, after having been declared advisable by the Board of Directors of the Corporation, by a majority of the outstanding shares of Common Stock, $.01 par value, of the Corporation, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and the Corporation's Certificate of Incorporation, as previously amended.

                The text of the Certificate of Incorporation of the Corporation, as restated and amended (herein called the "Restated Certificate of Incorporation") shall read in its entirety as follows:

       FIRST:        The name of the Corporation shall be:

                             GeoTel Communications Corporation
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       SECOND:     The registered office of the Corporation in the State of
Delaware is located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware, and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

       THIRD:      The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is:

                45,000,000 shares, consisting of 40,000,000 shares of common stock with $.01 par value per share (herein called the "Common Stock"); and 5,000,000 shares of Preferred Stock with $.01 par value per share (herein called the "Preferred Stock").

        A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

        A.    COMMON STOCK

        1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

        2. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

        3. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

        4. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock will vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

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        B.    PREFERRED STOCK

        The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

        The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be:
(i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

        FIFTH:     A.   Number, Election and Terms of Directors. The number of
directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The number of Directors may be decreased at any time and from time to time by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors. The Directors shall be elected at the Annual Meeting of Stockholders by such stockholders as have the right to vote on such election. The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the Board of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected to each class. Each Director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting of Stockholders at which such Director was elected; provided, however, that each initial Director in Class I shall

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serve for a term ending on the date of the Annual Meeting of Stockholders to be held in 1997; each initial Director in Class II shall serve for a term ending on the date of the Annual Meeting of Stockholders to be held in 1998; and each initial Director in Class III shall serve for a term ending on the date of the Annual Meeting of Stockholders to be held in 1999. At each annual election held commencing with the annual election in 1997, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of the Stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified. A Director elected to fill a vacancy in the Board of Directors shall be elected from the unexpired term of his predecessor in office, if applicable. Notwithstanding any provisions to the contrary contained herein, each Director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

        B. Removal. Any Director or the entire Board of Directors may be removed by the holders of a majority of the shares then entitled to vote at an election of Directors, provided however that shareholders may effect such removal only for cause.

        C. Stockholder Nomination of Director Candidates and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in a manner provided by the By-Laws of the Corporation.

        D. Amendment, Repeal or Alteration. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this Article FIFTH.

        SIXTH:     A.   Special Meetings.  Special meetings of the stockholders
of the Corporation may be called only by the Chairman of the Board of Directors, the President or the Board of Directors.

        B.    Written Consent to Action by Stockholders Without a Meeting.
Until the closing of an underwritten public offering of the Corporation's Common Stock (a "Public Offering"), any action referred or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a

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meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Effective upon the closing of a Public Offering, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without vote, only if all stockholders entitled to vote on the matter consent to the action in writing and written consents are filed with the records of the meetings of the stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

        C. Amendment, Repeal or Alteration. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the outstanding stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this Article SIXTH.

        SEVENTH:   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        EIGHTH:    The Corporation hereby affirmatively elects in this Restated
Certificate of Incorporation to be governed by Section 203 of the General Corporation Law of Delaware.

        NINTH:     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of

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law, (iii) under Section 174 of the General Corporation Law of the State of
Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        TENTH:     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

        A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the By-laws of the Corporation.

        B. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

        C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

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        IN WITNESS WHEREOF, GEOTEL COMMUNICATIONS CORPORATION has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its President, John C. Thibault, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Restated Certificate of Incorporation is his act and deed, and
attested by its Secretary, Anthony J. Medaglia, Jr., as of the        day of
               , 1996.


                                            GEOTEL COMMUNICATIONS CORPORATION


                                            By: /s/ JOHN C. THIBAULT
                                                ____________________________
                                                John C. Thibault
                                                President

ATTEST:


By: /s/ ANTHONY J. MEDAGLIA, JR.
    _______________________________
    Anthony J. Medaglia, Jr.
    Secretary


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